Prosperity Bancshares, Inc.® Reports Strong Third Quarter Earnings

- 3Q11 Earnings Per Share of $0.77 (diluted)

- YTD Loan Growth 9.7% (annualized)

- Tangible Common Equity Ratio increased 116 bp to 6.89% over last year

- Cash Dividend Increased 11.4%

- Non-Performing Assets remain low at 0.16% of Average Earning Assets

HOUSTON, Oct. 21, 2011 /PRNewswire/ -- Prosperity Bancshares, Inc.® (NASDAQ: PRSP), the parent company of Prosperity Bank®, reported net income for the quarter ended September 30, 2011 of $36.373 million or $0.77 per diluted common share, an increase in net income of $4.207 million or 13.1%, compared with $32.166 million or $0.69 per diluted common share for the same period in 2010.

"Thanks to our customers, our associates and the leadership of our directors, we continued our strong financial performance, recording an increase of 13.1% in net income compared to the same quarter last year. As a result of our associates' calling efforts, our loans increased 9.5% or $323.8 million over the past 12 months," commented David Zalman, Chairman and Chief Executive Officer. "Our company continues to exhibit excellent loan quality and our tangible common equity ratio increased to 6.89% from 5.73% one year ago – all from retained earnings."

"Our bank is in an enviable position with 175 full service banking locations throughout one of the fastest growing states in our nation. We are capitalizing on the current environment by attracting new loan customers as well as taking care of our existing customers' growth needs," continued Zalman. "I also look forward to welcoming Gordon Muir and his team of talented bankers upon the closing of our merger with Bank of Texas in early 2012."

Prosperity's management uses certain non−GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Specifically, Prosperity reviews tangible book value per share, return on average tangible common equity and the tangible equity to tangible assets ratio. Prosperity has included in this Earnings Release information relating to these non-GAAP financial measures for the applicable periods presented. Please refer to the "Notes to Selected Financial Data" at the end of this Earnings Release for a reconciliation of these non-GAAP financial measures.

Results of operations for the three months ended September 30, 2011

For the three months ended September 30, 2011, net income was $36.373 million compared with $32.166 million for the same period in 2010. Net income per diluted common share was $0.77 for the three months ended September 30, 2011 and $0.69 for the same period in 2010. Returns on average assets, average common equity and average tangible common equity for the three months ended September 30, 2011 were 1.52%, 9.51% and 25.03%, respectively. Prosperity's efficiency ratio (excluding net gains and losses on the sale of securities and assets) was 42.38% for the three months ended September 30, 2011.

Net interest income before provision for credit losses for the quarter ended September 30, 2011 increased 2.8% to $82.538 million compared with $80.267 million during the same period in 2010. The increase was attributable to a 1.8% increase in average earning assets during the same period. Additionally, the average yield on interest earning assets decreased 23 basis points while the rate paid on interest bearing liabilities decreased 30 basis points for the same period. The net interest margin on a tax equivalent basis increased to 4.02% for the three months ended September 30, 2011 compared with 3.97% for the same period in 2010. On a linked quarter basis, the tax equivalent net interest margin decreased four basis points to 4.02% for the three months ended September 30, 2011 from 4.06% reported for the three months ended June 30, 2011.

Non-interest income increased $927,000 or 6.8% to $14.581 million for the three months ended September 30, 2011 compared with $13.654 million for the same period in 2010. The increase was mainly attributable to a reduction in net loss on the sale of other real estate and an increase in debit card and ATM card income, partially offset by a decrease in NSF income.

Non-interest expense decreased $1.442 million or 3.4% to $41.151 million for the three months ended September 30, 2011 compared with $42.593 million for the same period in 2010. The decrease was attributable primarily due to a decrease in ORE expenses and reduced FDIC assessments partially offset by an increase in salaries and benefits expense.

Average loans increased 8.4% or $285.717 million to $3.694 billion for the quarter ended September 30, 2011 compared with $3.408 billion for the same period in 2010. Average deposits increased 0.6% or $44.301 million to $7.653 billion for the quarter ended September 30, 2011 compared with $7.608 billion for the same period in 2010.

Loans at September 30, 2011 were $3.738 billion, an increase of $323.811 million or 9.5%, compared with $3.414 billion at September 30, 2010. Loans increased 2.0% (7.9% annualized) or $72.382 million on a linked quarter basis compared with loans of $3.665 billion at June 30, 2011.

Deposits at September 30, 2011 were $7.799 billion, an increase of $307.159 million or 4.1%, compared with $7.492 billion at September 30, 2010. Linked quarter deposits increased $131.047 million or 1.7% (6.8% annualized) from $7.668 billion at June 30, 2011.

At September 30, 2011, construction loans totaled $490.193 million, consisting of $126.926 million of single family residential construction loans; $44.400 million of land development loans; $64.178 million of raw land loans; $88.600 million of residential lot loans; $54.016 million of commercial lot loans; and $112.073 million of commercial and other construction loans. This is an increase of $6.612 million from construction loans at June 30, 2011.

At September 30, 2011, Prosperity had $9.567 billion in total assets, $3.738 billion in loans, and $7.799 billion in deposits. Assets, loans and deposits at September 30, 2011 increased by 3.6%, 9.5% and 4.1%, respectively, compared with their level at September 30, 2010.

Asset Quality

Non-performing assets totaled $13.363 million or 0.16% of average earning assets at September 30, 2011 compared with $20.700 million or 0.26% of average earning assets at September 30, 2010 and $12.680 million or 0.15% of average earnings assets at June 30, 2011. The allowance for credit losses was 1.40% of total loans at September 30, 2011 compared with 1.50% at September 30, 2010 and 1.42% of total loans at June 30, 2011.

Non-performing assets (In thousands)	Sept 30, 2011		June 30, 2011		Sept 30, 2010
	Amount	#	Amount	#	Amount	#
Commercial	$ 1,440	17	$ 875	15	$ 1,446	20
Construction	5,042	30	4,692	26	7,740	44
1-4 family (including home equity)	3,894	38	2,875	32	4,024	46
Commercial real estate (including multi-family)	2,885	11	4,151	18	7,383	9
Agriculture	51	3	51	3	0	0
Consumer	51	4	36	3	107	15
Total	$ 13,363	103	$ 12,680	97	$ 20,700	134

Net Charge-offs (In thousands)	Three Months Ended Sept 30, 2011	Three Months Ended June 30, 2011	Three Months Ended Sept 30, 2010
Commercial	$ 7	$ 271	$ 464
Construction	(197)	455	829
1-4 family (including home equity)	134	157	392
Commercial real estate (including multi-family)	271	177	2,138
Agriculture	--	--	(4)
Consumer	153	169	554
Total	$ 368	$ 1,229	$ 4,373

The provision for credit losses was $950,000 for the three months ended September 30, 2011 and $3.000 million for the three months ended September 30, 2010. Net charge offs were $368,000 for the three months ended September 30, 2011 and $4.373 million for the three months ended September 30, 2010.

The provision for credit losses was $4.050 million for the nine months ended September 30, 2011 compared to $10.685 million for the nine months ended September 30, 2010. Net charge offs were $3.121 million for the nine months ended September 30, 2011 compared to $11.194 million for the nine months ended September 30, 2010.

Results of operations for the nine months ended September 30, 2011

For the nine months ended September 30, 2011, net income was $105.343 million compared with $94.910 million for the same period in 2010. Net income per diluted common share was $2.24 for the nine months ended September 30, 2011 compared with $2.03 for the same period in 2010. Returns on average assets, average common equity and average tangible common equity for the nine months ended September 30, 2011 were 1.46%, 9.37% and 25.58%, respectively. Prosperity's efficiency ratio was 43.41% for the nine months ended September 30, 2011.

Net interest income before provision for credit losses for the nine months ended September 30, 2011 increased $7.942 million or 3.3%, to $246.581 million compared with $238.639 million during the same period in 2010. The increase was attributable primarily to a 4.1% increase in average earning assets during the same period.

Non-interest income increased $2.050 million or 5.1% to $41.978 million for the nine months ended September 30, 2011 compared with $39.928 million for the same period in 2010. The increase was mainly attributable to a decrease in net loss on the sale of other real estate and an increase in debit and ATM card income partially offset by a decrease in NSF income.

Non-interest expense decreased $7,000 or 0.01% to $125.360 million for the nine months ended September 30, 2011 compared with $125.367 million for the same period in 2010.

Dividend Increase

Prosperity Bancshares, Inc. has increased their regular cash dividend to $0.78 per share per year. The fourth quarter cash dividend of $0.195, an increase of 11.4%, is payable on January 2, 2012 to all shareholders of record as of December 16, 2011.

Conference Call

Prosperity's management team will host a conference call on Friday, October 21, 2011 at 10:30 a.m. Eastern Daylight Time (9:30 a.m. Central Daylight Time) to discuss Prosperity's third quarter earnings. Individuals and investment professionals may participate in the call by dialing 800-895-0198, the reference code is PBTX.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Prosperity's website at www.prosperitybanktx.com. The webcast may be accessed directly from Prosperity's Home page under News and Events.

Acquisition of Texas Bankers, Inc.

On September 13, 2011 Prosperity Bancshares, Inc.® announced the signing of a definitive agreement to acquire Texas Bankers, Inc. and its wholly-owned subsidiary, Bank of Texas, Austin, Texas.

Texas Bankers, Inc. operates three (3) banking offices in the Austin, Texas CMSA including a location in Rollingwood, which will be consolidated with Prosperity's Westlake location and remain in Bank of Texas' Rollingwood banking office; one in downtown Austin which will be consolidated into Prosperity's downtown Austin location and another in Thorndale. As of September 30, 2011, Bank of Texas reported total assets of $71.3 million, loans of $30.5 million and deposits of $63.1 million.

Under the terms of the definitive agreement, Prosperity will issue 315,000 shares of Prosperity common stock for all outstanding shares of Texas Bankers capital stock, subject to certain conditions and potential adjustments. The transaction is expected to be consummated during the first quarter of 2012, although delays may occur.

Prosperity Bancshares, Inc.®

Prosperity Bancshares, Inc.®, a $9.6 billion Houston, Texas based regional financial holding company, formed in 1983, operates under a community banking philosophy and seeks to develop broad customer relationships based on service and convenience. Prosperity offers a variety of traditional loan and deposit products to its customers, which consist primarily of small and medium sized businesses and consumers. In addition to established banking products, Prosperity offers a complete line of services including: Internet Banking services at http://www.prosperitybanktx.com, Retail Brokerage Services, MasterMoney Debit Cards, and 24 hour voice response banking. Prosperity currently operates one hundred seventy five (175) full service banking locations; sixty (60) in the Houston area; twenty (20) in the South Texas area including Corpus Christi and Victoria; thirty-one (31) in the Dallas/Fort Worth area; twenty-one (21) in the East Texas area; thirty-three (33) in the Central Texas area including Austin and San Antonio; and ten (10) in the Bryan/College Station area.

Bryan/College Station Area -	Dallas/Fort Worth Area -	Jacksonville	Bay City
		Kerens	Beaumont
Bryan	Dallas -	Longview	Cinco Ranch
Bryan-East	Abrams Centre	Mount Vernon	Cleveland
Bryan-North	Balch Springs	Palestine	East Bernard
Caldwell	Camp Wisdom	Rusk	El Campo
College Station	Cedar Hill	Seven Points	Dayton
Greens Prairie	Central Expressway	Teague	Galveston
Madisonville	East Renner	Tyler	Groves
Navasota	Frisco	Tyler-University	Hempstead
Rock Prairie	Frisco-West	Winnsboro	Hitchcock
Wellborn Road	Independence		Katy
	Kiest		Liberty
Central Texas Area -	McKinney	Houston Area -	Magnolia
	McKinney-Stonebridge		Mont Belvieu
Austin -	Midway	Houston -	Nederland
183	Preston Forest	Aldine	Needville
Allandale	Preston Road	Allen Parkway	Shadow Creek
Cedar Park	Red Oak	Bellaire	Sweeny
Congress	Sachse	Beltway	Tomball
Lakeway	The Colony	Clear Lake	Waller
Liberty Hill	Turtle Creek	Copperfield	West Columbia
Northland	Westmoreland	Cypress	Wharton
Oak Hill		Downtown	Winnie
Parmer Lane		Eastex	Wirt
Research Blvd	Fort Worth -	Fairfield
West Lake	Haltom City	First Colony
	Keller	Gessner	South Texas Area -
	Roanoke	Gladebrook
Other Central Texas	Stockyards	Harrisburg	Corpus Christi -
Locations -		Heights	Airline
Bastrop		Highway 6 West	Carmel
Cuero	Other Dallas/Fort Worth	Hillcroft	Northwest
Dime Box	Locations -	Little York	Saratoga
Dripping Springs	Azle	Medical Center	Water Street
Elgin	Ennis	Memorial Drive
Flatonia	Gainesville	Northside	Other South Texas
Georgetown	Mesquite	Pasadena	Locations -
Gonzales	Muenster	Pecan Grove	Alice
Hallettsville	Sanger	Piney Point	Aransas Pass
Kingsland	Waxahachie	River Oaks	Beeville
La Grange		Royal Oaks	Edna
Lexington		Sugar Land	Goliad
New Braunfels	East Texas Area -	SW Medical Center	Kingsville
Pleasanton	Athens	Tanglewood	Mathis
Round Rock	Athens-South	Uptown	Palacios
San Antonio	Blooming Grove	Waugh Drive	Port Aransas
Schulenburg	Canton	West University	Port Lavaca
Seguin	Carthage	Westheimer	Portland
Smithville	Corsicana	Woodcreek	Rockport
Weimar	Crockett		Sinton
Yoakum	Eustace	Other Houston Area	Victoria
Yorktown	Grapeland	Locations -	Victoria-North
	Gun Barrel City	Angleton

In connection with the proposed acquisition of Texas Bankers, Inc., Prosperity has filed with the Securities and Exchange Commission a registration statement on Form S-4 to register the shares of Prosperity's common stock to be issued to the shareholders of Texas Bankers. The registration statement includes a proxy statement/prospectus which will be sent to the shareholders of Texas Bankers seeking their approval of the proposed transaction.

WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH THE PROPOSED TRANSACTION, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT PROSPERITY, TEXAS BANKERS AND THE PROPOSED TRANSACTION.

Investors and security holders may obtain free copies of these documents through the website maintained by the Securities and Exchange Commission at http://www.sec.gov. Documents filed with the SEC by Prosperity will be available free of charge by directing a request by telephone or mail to Prosperity Bancshares, Inc., Prosperity Bank Plaza, 4295 San Felipe, Houston, Texas 77027 Attn: Investor Relations. Prosperity's telephone number is (281) 269-7199.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This release contains, and the remarks by Prosperity's management on the conference call may contain, forward-looking statements within the meaning of the securities laws that are based on current expectations, assumptions, estimates and projections about Prosperity, and its subsidiaries. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Prosperity's control, that may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include but are not limited to whether Prosperity can: successfully identify acquisition targets and integrate the businesses of acquired companies and banks; continue to sustain its current internal growth rate or total growth rate; provide products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its sales objectives. Other risks include, but are not limited to: the possibility that credit quality could deteriorate; actions of competitors; changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); a deterioration or downgrade in the credit quality and credit agency ratings of the securities in Prosperity's securities portfolio; customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending, investments or programs; fluctuations in the cost and availability of supply chain resources; economic conditions, including currency rate fluctuations and interest rate fluctuations; weather; and the stock price volatility associated with "small-cap" companies. These and various other factors are discussed in Prosperity's Annual Report on Form 10-K for the year ended December 31, 2010 and other reports and statements Prosperity has filed with the SEC. Copies of the SEC filings for Prosperity Bancshares, Inc.® may be downloaded from the Internet at no charge from www.prosperitybanktx.com.

Prosperity Bancshares, Inc. ® Financial Highlights (Dollars and share amounts in thousands, except per share data)
	Three Months Ended		Nine Months Ended
	Sept 30, 2011	Sept 30, 2010	Sept 30, 2011	Sept 30, 2010
Selected Earnings and Per	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Share Data

Total interest income	$ 93,189	$ 96,247	$ 282,250	$ 292,101
Total interest expense	10,651	15,980	35,669	53,462
Net interest income	82,538	80,267	246,581	238,639
Provision for credit losses	950	3,000	4,050	10,685
Net interest income after
provision for credit losses	81,588	77,267	242,531	227,954

Total non-interest income	14,581	13,654	41,978	39,928
Total non-interest expense	41,151	42,593	125,360	125,367
Net income before taxes	55,018	48,328	159,149	142,515
Federal income taxes	18,645	16,162	53,806	47,605

Net income	$ 36,373	$ 32,166	$ 105,343	$ 94,910

Basic earnings per share	$0.78	$0.69	$2.25	$2.04

Diluted earnings per share	$0.77	$0.69	$2.24	$2.03

Period end shares outstanding	46,893	46,653	46,893	46,653
Weighted average shares
outstanding (basic)	46,890	46,640	46,830	46,604
Weighted average shares
outstanding (diluted)	47,033	46,774	47,013	46,835

Prosperity Bancshares, Inc. ® Financial Highlights (Dollars in thousands)
	Three Months Ended		Nine Months Ended
	Sept 30, 2011	Sept 30, 2010	Sept 30, 2011	Sept 30, 2010
Balance Sheet Averages	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Total loans	$ 3,694,039	$ 3,408,322	3,614,590	3,385,337
Investment securities	4,524,213	4,667,697	4,635,880	4,497,623
Federal funds sold and
other temporary
investments	18,636	12,812	15,031	60,618
Total earning assets	8,236,888	8,088,831	8,265,501	7,943,578
Allowance for credit losses	(52,208)	(52,577)	(51,924)	(52,354)
Cash and due from banks	125,750	127,497	129,526	129,520
Goodwill	924,537	921,714	924,496	902,109
Core deposit intangibles (CDI)	23,814	32,178	25,737	33,445
Other real estate (ORE)	8,637	15,840	10,360	14,952
Fixed assets, net	160,476	160,831	159,890	158,158
Other assets	132,180	143,407	138,896	142,019
Total assets	$ 9,560,074	$ 9,437,721	$ 9,602,482	$ 9,271,427

Non-interest bearing deposits	$ 1,828,957	$ 1,577,013	$ 1,758,182	$ 1,535,936
Interest bearing deposits	5,823,627	6,031,270	5,943,012	6,023,479
Total deposits	7,652,584	7,608,283	7,701,194	7,559,415
Securities sold under
repurchase agreements	90,821	94,181	70,425	82,925
Federal funds purchased and
other borrowings	135,336	159,423	181,656	79,127
Junior subordinated
debentures	85,055	92,265	87,058	92,265
Other liabilities	66,560	63,785	62,765	64,433
Shareholders' equity(A)	1,529,718	1,419,784	1,499,384	1,393,262
Total liabilities and equity	$ 9,560,074	$ 9,437,721	$ 9,602,482	$ 9,271,427

(A)  Includes $15,702 and $18,392 in after tax unrealized gains on available for sale securities for the three months ending September 30, 2011 and September 30, 2010, respectively, and $14,735 and $17,752 for the nine months ending September 30, 2011 and September 30, 2010, respectively.

Prosperity Bancshares, Inc. ® Financial Highlights (Dollars in thousands)
	Three Months Ended		Nine Months Ended
	Sept 30, 2011	Sept 30, 2010	Sept 30, 2011	Sept 30, 2010
Income Statement Data	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Interest on loans	$ 54,471	$ 52,855	$ 160,374	$ 156,989
Interest on securities	38,714	43,382	121,861	134,999
Interest on federal funds sold and
other temporary investments	4	10	15	113
Total interest income	93,189	96,247	282,250	292,101
Interest expense – deposits	9,717	14,702	32,293	49,760
Interest expense – debentures	607	857	2,352	2,447
Interest expense – other	327	421	1,024	1,255
Total interest expense	10,651	15,980	35,669	53,462
Net interest income (B)	82,538	80,267	246,581	238,639
Provision for credit losses	950	3,000	4,050	10,685
Net interest income after
provision for credit losses	81,588	77,267	242,531	227,954
Non-sufficient funds (NSF) fees	6,249	7,274	18,582	20,675
Debit card and ATM card income	3,941	3,393	11,202	9,321
Service charges on deposit accounts	2,472	2,534	7,466	7,474
Net gain on sale of assets	17	1	377	400
Net gain (loss) on sale of ORE	95	(1,364)	(431)	(3,347)
Net loss on sale of securities	--	--	(581)	--
Other non-interest income	1,807	1,816	5,363	5,405
Total non-interest income	14,581	13,654	41,978	39,928
Salaries and benefits (C)	23,601	22,016	70,799	65,559
CDI amortization	1,924	2,274	5,901	6,844
Net occupancy and equipment	3,784	4,036	10,979	11,178
Depreciation	2,041	2,161	6,099	6,314
Debit card, data processing
and software amortization	1,954	1,550	5,406	4,707
Regulatory assessments and
FDIC insurance	1,488	2,817	7,383	8,227
ORE expense	235	1,053	821	2,470
Other non-interest expense	6,124	6,686	17,972	20,068
Total non-interest expense	41,151	42,593	125,360	125,367
Net income before taxes	55,018	48,328	159,149	142,515
Federal income taxes	18,645	16,162	53,806	47,605
Net income available
to common shareholders	$ 36,373	$ 32,166	$ 105,343	$ 94,910

(B) Net interest income on a tax equivalent basis would be $83,440 and $81,014 for the three months ended September 30, 2011 and September 30, 2010, respectively, and $249,345 and $240,811 for the nine months ended September 30, 2011 and September 30, 2010, respectively.

(C) Salaries and benefits includes stock-based compensation expense of $961 and $729 for the three months ended September 30, 2011 and September 30, 2010, respectively, and $2,604 and $2,212 for the nine months ended September 30, 2011 and September 30, 2010, respectively.

Prosperity Bancshares, Inc.® Financial Highlights (Dollars and share amounts in thousands, except per share data)
	Three Months Ended		Nine Months Ended

	Sept 30, 2011	Sept 30, 2010	Sept 30, 2011	Sept 30, 2010
Common Share and	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Other Data
Employees - FTE	1,678	1,719	1,678	1,719

Book value per share	$ 32.87	$ 30.64	$ 32.87	$ 30.64
Tangible book value per share	$ 12.67	$ 10.17	$ 12.67	$ 10.17

Period end shares outstanding	46,893	46,653	46,893	46,653
Weighted average shares
outstanding (basic)	46,890	46,640	46,830	46,604
Weighted average shares
outstanding (diluted)	47,033	46,774	47,013	46,835

Non-accrual loans	$ 5,105	$ 7,530	$ 5,105	$ 7,530
Restructured loans	0	0	0	0
Accruing loans 90 or more
days past due	20	1,776	20	1,776
Total non-performing loans	5,125	9,306	5,125	9,306
Repossessed assets	22	161	22	161
Other real estate	8,216	11,233	8,216	11,233
Total non-performing assets	$ 13,363	$ 20,700	$ 13,363	$ 20,700

Allowance for credit losses at
end of period	$ 52,513	$ 51,354	$ 52,513	$ 51,354

Net charge-offs	$ 368	$ 4,373	$ 3,121	$ 11,194

Basic earnings per share	$ 0.78	$ 0.69	$ 2.25	$ 2.04

Diluted earnings per share	$ 0.77	$ 0.69	$ 2.24	$ 2.03

Prosperity Bancshares, Inc.® Financial Highlights
	Three Months Ended		Nine Months Ended
	Sept 30, 2011	Sept 30, 2010	Sept 30, 2011	Sept 30, 2010
Performance Ratios	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Return on average assets (annualized)	1.52%	1.36%	1.46%	1.36%
Return on average common
equity (annualized)	9.51%	9.06%	9.37%	9.08%
Return on average tangible
common equity (annualized)	25.03%	27.62%	25.58%	27.65%
Net interest margin
(tax equivalent) (annualized) (D)	4.02%	3.97%	4.03%	4.05%
Efficiency ratio(E)	42.38%	45.35%	43.41%	47.07%

Asset Quality Ratios

Non-performing assets to
average earning assets	0.16%	0.26%	0.16%	0.26%
Non-performing assets to loans
and other real estate	0.36%	0.60%	0.36%	0.60%
Net charge-offs to average loans	0.01%	0.13%	0.09%	0.33%
Allowance for credit losses to
total loans	1.40%	1.50%	1.40%	1.50%

Common Stock Market Price

High	$46.87	$36.05	$46.87	$43.66
Low	$30.91	$28.27	$30.91	$28.27
Period end market price	$32.68	$32.47	$32.68	$32.47

(D) Net interest margin for all periods presented is calculated on an actual 365 day basis.

(E)The efficiency ratio is calculated by dividing total non-interest expense (excluding provision for credit losses) by net interest income plus non-interest income (excluding net gains and losses on the sale of securities and assets). Additionally, taxes are not part of this calculation.

Prosperity Bancshares, Inc.® Financial Highlights (Dollars in thousands)
	Sept 30, 2011		June 30, 2011		March 31, 2011		Dec 31, 2010
Loan Portfolio	(Unaudited)		(Unaudited)		(Unaudited)		(Unaudited)

Commercial	$ 451,541	12.1%	$ 455,791	12.4%	$ 460,066	12.9%	$ 440,480	12.6%
Construction	490,193	13.1%	483,581	13.2%	494,159	13.8%	502,327	14.4%
1-4 family residential	981,388	26.3%	941,250	25.7%	882,807	24.7%	824,057	23.7%
Home equity	139,553	3.7%	131,213	3.6%	123,696	3.4%	118,781	3.4%
Commercial real estate	1,426,704	38.2%	1,411,501	38.5%	1,385,031	38.8%	1,370,649	39.3%
Agriculture	168,011	4.5%	160,780	4.4%	144,535	4.1%	140,752	4.1%
Consumer	80,240	2.1%	81,132	2.2%	82,626	2.3%	87,977	2.5%
Total Loans	$3,737,630		$3,665,248		$3,572,920		$3,485,023

Deposit Types

Non-interest bearing DDA	$1,861,907	23.9%	$1,788,756	23.3%	$1,730,427	22.2%	$1,673,190	22.4%
Interest bearing DDA	1,332,914	17.1%	1,358,649	17.7%	1,432,766	18.3%	1,412,337	19.0%
Money Market	1,995,248	25.6%	1,878,679	24.5%	2,014,674	25.8%	1,748,344	23.5%
Savings	498,451	6.4%	471,082	6.1%	454,649	5.8%	423,026	5.6%
Time < $100	1,005,672	12.9%	1,037,492	13.6%	1,072,343	13.7%	1,119,336	15.0%
Time > $100	1,104,547	14.1%	1,133,034	14.8%	1,111,525	14.2%	1,078,687	14.5%
Total Deposits	$7,798,739		$7,667,692		$7,816,384		$7,454,920

Loan to Deposit Ratio	45.9%		47.8%		45.7%		46.7%

Construction Loans

Single family residential construction	$ 126,926	25.9%	$ 124,995	25.8%	$ 112,175	22.7%	$ 118,207	23.5%
Land development	44,400	9.1%	46,405	9.6%	50,600	10.2%	52,773	10.5%
Raw land	64,178	13.1%	69,769	14.4%	70,074	14.2%	64,524	12.9%
Residential lots	88,600	18.1%	86,515	17.9%	86,359	17.5%	88,648	17.6%
Commercial lots	54,016	11.0%	54,419	11.3%	50,543	10.2%	52,183	10.4%
Commercial
construction and other	112,073	22.8%	101,478	21.0%	124,408	25.2%	_ 125,992	25.1%
Total Construction Loans	$ 490,193		$ 483,581		$ 494,159		$ 502,327

Prosperity Bancshares, Inc.® Financial Highlights (Dollars in thousands)
	Sept 30, 2011	June 30, 2011	Mar 31, 2011	Dec 31, 2010	Sept 30, 2010
Balance Sheet Data (at period end)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Total loans	$ 3,737,630	$ 3,665,248	$ 3,572,920	$ 3,485,023	$ 3,413,819
Investment securities (F)	4,430,530	4,641,664	4,798,642	4,617,116	4,472,639
Federal funds sold	294	350	517	393	553
Allowance for credit losses	(52,513)	(51,932)	(51,760)	(51,584)	(51,354)
Cash and due from banks	211,261	145,910	145,521	158,975	140,678
Goodwill	924,537	924,537	924,537	924,258	923,933
Core deposit intangibles	22,874	24,799	26,742	28,776	30,948
Other real estate	8,216	8,841	10,465	11,053	11,233
Fixed assets, net	160,099	160,119	159,050	159,053	159,717
Other assets	124,159	137,611	136,313	143,509	136,336
Total assets	$ 9,567,087	$ 9,657,147	$ 9,722,947	$ 9,476,572	$ 9,238,502

Demand deposits	$ 1,861,907	$ 1,788,756	$ 1,730,427	$ 1,673,190	$ 1,623,078
Interest bearing deposits	5,936,832	5,878,936	6,085,957	5,781,730	5,868,502
Total deposits	7,798,739	7,667,692	7,816,384	7,454,920	7,491,580
Securities sold under
repurchase agreements	66,166	91,288	51,847	60,659	96,416
Federal funds purchased and
other borrowings	13,583	248,839	228,092	374,433	71,686
Junior subordinated
debentures	85,055	85,055	85,055	92,265	92,265
Other liabilities	62,205	52,625	61,071	41,956	56,985
Total liabilities	8,025,748	8,145,499	8,242,449	8,024,233	7,808,932
Shareholders' equity (G)	1,541,339	1,511,648	1,480,498	1,452,339	1,429,570
Total liabilities and equity	$ 9,567,087	$ 9,657,147	$ 9,722,947	$ 9,476,572	$ 9,238,502

(F) Includes $24,278, $23,647, $21,088, $22,007 and $26,869 in unrealized gains on available for sale securities for the quarterly periods ending  September 30, 2011, June 30, 2011, March 31, 2011, December 31, 2010, and September 30, 2010,  respectively.

(G) Includes $15,781, $15,371, $13,707, $14,304 and $17,465 in after-tax unrealized gains on available for sale securities for the quarterly periods ending September 30, 2011, June 30, 2011, March 31, 2011, December 31, 2010, and September 30, 2010, respectively.

Prosperity Bancshares, Inc.® Financial Highlights (Dollars in thousands)
	Three Months Ended
	Sept 30, 2011	June 30, 2011	Mar 31, 2011	Dec 31, 2010	Sept 30, 2010
Income Statement Data	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Interest on loans	$ 54,471	$ 53,703	$ 52,200	$ 52,722	$ 52,855
Interest on securities	38,714	41,943	41,204	39,708	43,382
Interest on federal funds
sold and other earning assets	4	6	5	6	10
Total interest income	93,189	95,652	93,409	92,436	96,247
Interest expense - deposits	9,717	11,064	11,512	11,749	14,702
Interest expense - debentures	607	598	1,147	803	857
Interest expense - other	327	360	337	375	421
Total interest expense	10,651	12,022	12,996	12,927	15,980
Net interest income	82,538	83,630	80,413	79,509	80,267
Provision for credit losses	950	1,400	1,700	2,900	3,000
Net interest income after
provision for credit losses	81,588	82,230	78,713	76,609	77,267
Non-sufficient funds (NSF) fees	6,249	6,226	6,107	6,905	7,274
Debit card and ATM card income	3,941	3,809	3,452	3,261	3,393
Service charges on deposit accounts	2,472	2,511	2,483	2,614	2,534
Net gain (loss) on sale of assets	17	195	165	2	1
Net (loss) gain on sale of ORE	95	(366)	(160)	(915)	(1,364)
Net loss on sale of securities	--	(581)	--	--	--
Other non-interest income	1,807	1,736	1,820	2,038	1,816
Total non-interest income	14,581	13,530	13,867	13,905	13,654
Salaries and benefits	23,601	23,994	23,204	21,421	22,016
CDI amortization	1,924	1,943	2,034	2,172	2,274
Net occupancy and equipment	3,784	3,547	3,648	3,975	4,036
Depreciation	2,041	2,037	2,021	1,999	2,161
Debit card, data processing and
software amortization	1,954	1,780	1,672	1,515	1,550
Regulatory assessments and
FDIC insurance	1,488	2,894	3,001	2,812	2,817
ORE expense	235	294	292	1,013	1,053
Other non-interest expense	6,124	6,025	5,823	6,320	6,686
Total non-interest expense	41,151	42,514	41,695	41,227	42,593
Net income before taxes	55,018	53,246	50,885	49,287	48,328
Federal income taxes	18,645	18,154	17,007	16,489	16,162
Net income available
to common shareholders	$ 36,373	$ 35,092	$ 33,878	$ 32,798	$ 32,166

Prosperity Bancshares, Inc.® Financial Highlights
Comparative Quarterly	Three Months Ended
Asset Quality, Performance	Sept 30, 2011	June 30, 2011	Mar 31, 2011	Dec 31, 2010	Sept 30, 2010
& Capital Ratios	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Return on average
assets (annualized)	1.52%	1.45%	1.42%	1.41%	1.36%
Return on average common
equity (annualized)	9.51%	9.36%	9.22%	9.08%	9.06%
Return on average tangible
common equity (annualized)	25.03%	25.56%	26.22%	26.70%	27.62%
Net interest margin
(tax equivalent) (annualized)	4.02%	4.06%	4.02%	3.99%	3.97%

Employees – FTE	1,678	1,675	1,672	1,708	1,719

Efficiency ratio	42.38%	43.58%	44.30%	44.13%	45.35%
Non-performing assets to
average earning assets	0.16%	0.15%	0.16%	0.20%	0.26%
Non-performing assets to loans
and other real estate	0.36%	0.35%	0.36%	0.45%	0.60%
Net charge-offs to
average loans	0.01%	0.03%	0.04%	0.08%	0.13%
Allowance for credit losses to
total loans	1.40%	1.42%	1.45%	1.48%	1.50%

Book value per share	$32.87	$32.24	$31.65	$31.11	$30.64

Tangible book value per share	$12.67	$11.99	$11.31	$10.70	$10.17

Tier 1 risk-based capital	15.47%	14.72%	14.00%	13.64%	13.23%

Total risk-based capital	16.69%	15.93%	15.21%	14.87%	14.47%

Tier 1 leverage capital	7.70%	7.24%	6.97%	6.87%	6.45%

Tangible equity to tangible
assets	6.89%	6.46%	6.03%	5.86%	5.73%

Equity to assets	16.11%	15.65%	15.23%	15.33%	15.47%

Prosperity Bancshares, Inc.® Supplemental Financial Data (Unaudited) (Dollars in thousands)
	Three Months Ended September 30, 2011			Three Months Ended September 30, 2010
YIELD ANALYSIS	Average	Interest Earned	Average	Average	Interest Earned	Average
	Balance	/ Interest Paid	Yield/Rate	Balance	/ Interest Paid	Yield/Rate

Interest Earning Assets:
Loans	$ 3,694,039	$ 54,471	5.85%	$ 3,408,322	$ 52,855	6.15%
Investment securities	4,524,213	38,714	3.42%	4,667,697	43,382	3.72%
Federal funds sold and other
temporary investments	18,636	4	0.09%	12,812	10	0.31%
Total interest earning assets	8,236,888	$ 93,189	4.49%	8,088,831	$ 96,247	4.72%
Allowance for credit losses	(52,208)			(52,577)
Non-interest earning assets	1,375,394			1,401,467
Total assets	$ 9,560,074			$ 9,437,721

Interest Bearing Liabilities:
Interest bearing demand deposits	$ 1,319,800	$ 1,667	0.50%	$ 1,290,299	$ 1,967	0.60%
Savings and money market deposits	2,369,745	2,702	0.45%	2,240,630	3,658	0.65%
Certificates and other time deposits	2,134,082	5,348	0.99%	2,500,341	9,077	1.44%
Securities sold under repurchase agreements	90,821	127	0.55%	94,181	162	0.68%
Federal funds purchased and other borrowings	135,336	200	0.59%	159,423	259	0.64%
Junior subordinated debentures	85,055	607	2.83%	92,265	857	3.69%
Total interest bearing liabilities	6,134,839	$ 10,651	0.69%	6,377,139	$ 15,980	0.99%
Non-interest bearing liabilities:
Non-interest bearing demand deposits	1,828,957			1,577,013
Other liabilities	66,560			63,785
Total liabilities	8,030,356			8,017,937
Shareholders' equity	1,529,718			1,419,784
Total liabilities and shareholders' equity	$ 9,560,074			$ 9,437,721

Net Interest Income & Margin		$ 82,538	3.98%		$ 80,267	3.94%

Net Interest Income & Margin
(tax equivalent)		$ 83,440	4.02%		$ 81,014	3.97%

Prosperity Bancshares, Inc.® Supplemental Financial Data (Unaudited) (Dollars in thousands)
	Nine Months Ended September 30, 2011			Nine Months Ended September 30, 2010
YIELD ANALYSIS	Average	Interest Earned	Average	Average	Interest Earned	Average
	Balance	/ Interest Paid	Yield/Rate	Balance	/ Interest Paid	Yield/Rate

Interest Earning Assets:
Loans	$ 3,614,590	$ 160,374	5.93%	$ 3,385,337	$ 156,989	6.20%
Investment securities	4,635,880	121,861	3.50%	4,497,623	134,999	4.00%
Federal funds sold and other
temporary investments	15,031	15	0.13%	60,618	113	0.25%
Total interest earning assets	8,265,501	$ 282,250	4.57%	7,943,578	$ 292,101	4.92%
Allowance for credit losses	(51,924)			(52,354)
Non-interest earning assets	1,388,905			1,380,203
Total assets	$ 9,602,482			$ 9,271,427

Interest Bearing Liabilities:
Interest bearing demand deposits	$ 1,403,477	$ 5,966	0.57%	$ 1,351,595	$ 7,222	0.71%
Savings and money market deposits	2,377,423	9,386	0.53%	2,176,350	11,970	0.74%
Certificates and other time deposits	2,162,112	16,941	1.05%	2,495,534	30,568	1.64%
Securities sold under repurchase agreements	70,425	306	0.58%	82,925	485	0.78%
Federal funds purchased and other borrowings	181,656	718	0.53%	79,127	770	1.30%
Junior subordinated debentures	87,058	2,352	3.61%	92,265	2,447	3.55%
Total interest bearing liabilities	6,282,151	$ 35,669	0.76%	6,277,796	$ 53,462	1.14%
Non-interest bearing liabilities:
Non-interest bearing demand deposits	1,758,182			1,535,936
Other liabilities	62,765			64,433
Total liabilities	8,103,098			7,878,165
Shareholders' equity	1,499,384			1,393,262
Total liabilities and shareholders' equity	$ 9,602,482			$ 9,271,427

Net Interest Income & Margin		$ 246,581	3.99%		$ 238,639	4.02%

Net Interest Income & Margin
(tax equivalent)		$ 249,345	4.03%		$ 240,811	4.05%

Prosperity Bancshares, Inc.® Notes to Selected Financial Data (Unaudited)
(Dollars in thousands)

Consolidated Financial Highlights

NOTES TO SELECTED FINANCIAL DATA

Prosperity's management uses certain non−GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Specifically, Prosperity reviews tangible book value per share, return on average tangible common equity and the tangible equity to tangible assets ratio for internal planning and forecasting purposes.  Prosperity has included in this Earnings Release information relating to these non-GAAP financial measures for the applicable periods presented.  Prosperity believes these non-GAAP financial measures provide information useful to investors in understanding Prosperity's financial results and Prosperity believes that its presentation, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting Prosperity's business and allows investors to view performance in a manner similar to management, the entire financial services sector, bank stock analysts and bank regulators. Further, Prosperity believes that these non-GAAP measures provide useful information by excluding certain items that may not be indicative of its core operating earnings and business outlook.  These non-GAAP measures should not be considered a substitute for GAAP basis measures and results and Prosperity strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.

	Three months ended
	Sept 30, 2011	June 30, 2011	Mar 31, 2011	Dec 31, 2010	Sept 30, 2010
Return on average tangible common equity:
Net income	$ 36,373	$ 35,092	$ 33,878	$ 32,798	$ 32,166
Average shareholders' equity	1,529,718	1,499,385	1,469,048	1,444,847	1,419,784
Less: Average goodwill and other intangible assets	(948,351)	(950,265)	(952,123)	(953,509)	(953,892)
Average tangible shareholders' equity	$ 581,367	$ 549,120	$ 516,925	$ 491,338	$ 465,892
Return on average tangible common equity:	25.03%	25.56%	26.22%	26.70%	27.62%

Tangible book value per share:
Shareholders' equity	$1,541,339	$ 1,511,648	$1,480,498	$1,452,339	$1,429,570
Less: Goodwill and other intangible assets	(947,411)	(949,336)	(951,279)	(953,034)	(954,881)
Tangible shareholders' equity	$ 593,928	$ 562,312	$ 529,219	$ 499,305	$ 474,689

Period end shares outstanding	46,893	46,888	46,782	46,684	46,653
Tangible book value per share:	$ 12.67	$ 11.99	$ 11.31	$ 10.70	$ 10.17

Tangible equity to tangible assets ratio:
Tangible shareholders' equity	$ 593,928	$ 562,312	$ 529,219	$ 499,305	$ 474,689

Total assets	$9,567,087	$ 9,657,147	$9,722,947	$9,476,572	$9,238,502
Less: Goodwill and other intangible assets	(947,411)	(949,336)	(951,279)	(953,034)	(954,881)
Tangible assets	$8,619,676	$ 8,707,811	$8,771,668	$8,523,538	$8,283,621

Tangible equity to tangible assets ratio:	6.89%	6.46%	6.03%	5.86%	5.73%

Prosperity Bancshares, Inc.® Notes to Selected Financial Data (Unaudited) (Dollars and share amounts in thousands)
	Nine Months Ended
	Sept 30, 2011	Sept 30, 2010
Return on average tangible common equity:
Net income	$ 105,343	$ 94,910
Average shareholders' equity	1,499,384	1,393,262
Less: Average goodwill and other intangible assets	(950,233)	(935,554)
Average tangible shareholders' equity	$ 549,151	$ 457,708
Return on average tangible common equity:	25.58%	27.65%

Tangible book value per share:
Shareholders' equity	$ 1,541,339	$ 1,429,570
Less: Goodwill and other intangible assets	(947,411)	(954,881)
Tangible shareholders' equity	$ 593,928	$ 474,689

Period end shares outstanding	46,893	46,653
Tangible book value per share:	$ 12.67	$ 10.17

Tangible equity to tangible assets ratio:
Tangible shareholders' equity	$ 593,928	$ 474,689

Total assets	$ 9,567,087	$ 9,238,502
Less: Goodwill and other intangible assets	(947,411)	(954,881)
Tangible assets	$ 8,619,676	$ 8,283,621

Tangible equity to tangible assets ratio:	6.89%	5.73%

CONTACT: Dan Rollins, President and Chief Operating Officer, +1-281-269-7199, dan.rollins@prosperitybanktx.com